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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                   FORM T-1
                   STATEMENT OF ELIGIBILITY UNDER THE TRUST
                    INDENTURE ACT OF 1939 OF A CORPORATION
                        DESIGNATED TO ACT AS TRUSTEE

                               -----------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)

                               -----------------

                              Marine Midland Bank
                  (Exact name of trustee as specified in its charter)

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
    New York                                    16-1057879
    (Jurisdiction of incorporation              (I.R.S. Employer
    or organization if not a U.S.               Identification No.)
    national bank)

     140 Broadway, New York, N.Y.               10005-1180
     (212) 658-1000                             (Zip Code)
     (Address of principal executive offices)
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                              Charles E. Bauer
                               Vice President
                            Marine Midland Bank
                               140 Broadway
                      New York, New York 10005-1180
                          Tel: (212) 658-1792
        (Name, address and telephone number of agent for service)

                        Magellan Health Services, Inc.
              (Exact name of obligor as specified in its charter)

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
    Delaware                                   58-1076937
    (State or other jurisdiction               (I.R.S. Employer
    of incorporation or organization)          Identification No.)

    3414 Peachtree Road, N.E.                  8060
    Suite 1400                                 (Primary Standard Industrial
    Atlanta, Georgia, 30326                    Classification Code Number)
    (404) 841-9200
    (Address, including zip code, and telephone number,
    Including area code, of registrant's principal executive offices)
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                 9% Series A Senior Subordinated Notes Due 2008
                        (Title of Indenture Securities)


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                                  GENERAL

ITEM 1. GENERAL INFORMATION.

        Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervisory authority to which it is subject.

        State of New York Banking Department.

        Federal Deposit Insurance Corporation, Washington, D.C.

        Board of Governors of the Federal Reserve System, Washington, D.C.

    (b) Whether it is authorized to exercise corporate trust powers.

        Yes.

ITEM 2. AFFILIATIONS WITH OBLIGOR.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

        NONE

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ITEM 16. LIST OF EXHIBITS.

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EXHIBIT
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

T1A(i)                        *       -    Copy of the Organization Certificate of Marine
                                           Midland Bank.

T1A(ii)                       *       -    Certificate of the State of New York Banking
                                           Department dated December 31, 1993 as to the
                                           authority of Marine Midland Bank to commence
                                           business.

T1A(iii)                              -    Not applicable.

T1A(iv)                       *       -    Copy of the existing By-Laws of Marine Midland Bank
                                           as adopted on January 20, 1994.

T1A(v)                                -    Not applicable.

T1A(vi)                       *       -    Consent of Marine Midland Bank required by Section
                                           321(b) of the Trust Indenture Act of 1939.

T1A(vii)                              -    Copy of the latest report of condition of the trustee
                                           (December 31, 1997), published pursuant to law or the
                                           requirement of its supervisory or examining
                                           authority.

T1A(viii)                             -    Not applicable.

T1A(ix)                               -    Not applicable.
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------------------------

* Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.


                                   SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 9th day of March 1998.

                                      MARINE MIDLAND BANK

                                      By: /s/ Frank J. Godino
                                         ------------------------------
                                          Frank J. Godino
                                          Vice President


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                                                            Exhibit T1A (vii)


                             Board of Governors of the Federal Reserve System
                             OMB Number: 7100-0036

                             Federal Deposit Insurance Corporation
                             OMB Number: 3064-0052

                             Office of the Comptroller of the Currency
                             OMB Number: 1557-0081

Federal Financial Institutions Examination Council Expires March 31, 2000
---------------------------------------------------------------------------

                             Please refer to page i,
                             Table of Contents, for                /  1  /
                             the required disclosure
                             of estimated burden.
---------------------------------------------------------------------------

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices-- FFIEC 031

Report at the close of business December 31,
1997

This report is required by law; 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12
U.S.C. Section 161 (National banks).



NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
   ---------------------------------------------------
   Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

   /s/ Gerald A. Ronning
   ---------------------------------------------------
   Signature of Officer Authorized to Sign Report

                    1/26/98
   ---------------------------------------------------
   Date of Signature

SUBMISSION OF REPORTS

Each Bank must prepare its Reports of Condition and Income either:

(a) in automated formand then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

     (971231)
    -----------
    (RCRI 9999)

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consoli-dated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

    /s/ Malcolm Burnett
-------------------------------------------------------
Director (Trustee)

    /s/ Bernard J. Kennedy
-------------------------------------------------------
Director (Trustee)

    /s/ Sal H. Alfiero
-------------------------------------------------------
Director (Trustee)

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank's computer data file to EDS

To fulfill the signature and attestation requirement for the
Reports of Condition and Income for this report date, attach this signature page to the hard-copy of the completed report that the bank places in its files.
----------------------------------------------------------------------------
FDIC Certificate Number  /0/0/5/8/9/
                         -----------
                         (RCRI 9030)
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                          REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank            of Buffalo
       Name of Bank            City

in the state of New York, at the close of business
December 31, 1997

ASSETS
              Thousands
             of dollars

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
Cash and balances due from depository
institutions:
  Noninterest-bearing balances currency and coin................................  $ 928,754
  Interest-bearing balances.....................................................  2,571,410
  Held-to-maturity securities...................................................          0
  Available-for-sale securities.................................................  3,968,837

Federal funds sold and securities purchased under agreements to resell..........    497,992

Loans and lease financing receivables:
  Loans and leases net of unearned income....................................... 21,550,115
  LESS: Allowance for loan and lease losses.....................................    407,355
  LESS: Allocated transfer risk reserve.........................................          0
  Loans and lease, net of unearned income, allowance, and reserve............... 21,142,760
  Trading assets................................................................    979,454
  Premises and fixed assets (including capitalized leases)......................    225,646
Other real estate owned.........................................................      8,092
Investments in unconsolidated subsidiaries and associated companies.............          0
Customers' liability to this bank on acceptances outstanding....................     24,795
Intangible assets...............................................................    479,713
Other assets....................................................................    488,168
Total assets.................................................................... 31,315,621

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
LIABILITIES
Deposits:
  In domestic offices........................................................... 20,072,724
  Noninterest-bearing...........................................................  4,090,858
  Interest-bearing.............................................................. 15,981,866
In foreign offices, Edge, and Agreement subsidiaries, and IBFs..................  3,834,827
  Noninterest-bearing...........................................................          0
  Interest-bearing..............................................................  3,834,827
Federal funds purchased and securities sold under agreements to repurchase......  2,007,482
Demand notes issued to the U.S. Treasury........................................    192,186
Trading Liabilities.............................................................    215,748
Other borrowed money:
  With a remaining maturity of one year or less.................................  1,402,449
  With a remaining maturity of more than one year through three years...........     63,601
  With a remaining maturity of more than three years............................     61,707
Bank's liability on acceptances executed and outstanding........................     24,795
Subordinated notes and debentures...............................................    497,774
Other liabilities...............................................................    719,423
Total liabilities............................................................... 29,092,716

EQUITY CAPITAL
Perpetual preferred stock and related surplus...................................          0
Common Stock....................................................................    205,000
Surplus.........................................................................  1,984,326
Undivided profits and capital reserves..........................................      8,678
Net unrealized holding gains (losses) on available-for-sale securities..........     24,901
Cumulative foreign currency translation adjustments.............................          0
Total equity capital............................................................  2,222,905
Total liabilities, limited-life preferred stock, and equity capital............. 31,315,621
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